EXHIBIT 99

CONTACTS:                                                 FOR IMMEDIATE RELEASE

Media                      Investors
Robert W. Stewart          Michael S. Kraft
703-762-5175               703-762-5359
888-894-7812               800-981-5994


                Teligent launches service in first ten markets,
                   vows to start a communications revolution

 Company begins marketing unprecedented savings, big bandwidth and interactive, on-line billing to small and mid-sized businesses


VIENNA, VA., October 27, 1998 - Telegraph. Telephone. Teligent.

With a commitment to revolutionize the communications industry, Teligent today introduced its integrated package of communications services to America, promising to launch customers into the 21st Century with Teligent's Digital SmartWave(TM) technology.

Highlighting big savings, big bandwidth and a big bundle of integrated communications services for small and medium-sized businesses, Teligent launched major sales and advertising campaigns in its first ten markets - New York, Los Angeles, Chicago, Houston, Dallas-Fort Worth, San Antonio, Austin, Washington DC, Denver and Tampa.

By year-end, Teligent plans to initiate service and sales campaigns in five more markets - San Francisco-Oakland, San Jose, Miami, Orlando and Jacksonville.

Teligent's unique offer will give Teligent customers local, long distance, high-speed data and dedicated Internet services for one flat monthly rate with up to 30 percent savings.

Teligent service will feature "eo magine(TM)," a state-of-the-art, interactive, Web-based management tool that will give customers access to their billing and account information in ways that are revolutionary.

Using their Internet browser, customers will be able to sort and analyze calls by account code, employee, originating number or other criteria - virtually any way they choose.



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They will be able to order  services  on-line.  And  they'll be able to download data for their own use - every day. That means they won't have to wait for a paper bill to arrive in the mail every month to keep abreast of their communications activity.

"Millions of small and mid-sized businesses have struggled for years with high prices, indifferent service, painfully slow Internet access and confusing bills," said Teligent Chairman and CEO Alex J. Mandl. "Today, we're letting the world know that we intend to help these customers solve their cost, service and bandwidth problems so they can compete with any company, no matter how big."

Said Teligent President and COO Kirby G. "Buddy" Pickle: "At Teligent, we focus on delivering four key values -Simplicity, Service, Savings and Speed. Beginning today, we intend to put those values to work for our customers."

In keeping with that pledge, Teligent today unveiled its revolutionary savings offer that will transform a customer's communications bill into a simple, predictable package.

"This offer represents the future of communications, delivered today," said Teligent Senior Vice President for Sales and Marketing Richard J. Hanna. "We're offering up to 30 percent off the rates customers currently are paying their local Bell company, national long distance carrier and Internet provider. To qualify for the discount, customers switch their existing service - local service, or local service in some combination with long distance or Internet and sign up with Teligent for a minimum of one year. In most cases, that's all they have to do.

"How do we calculate the discount? It's simple and straightforward," Hanna said. "Here's how it usually works. We take several representative bills for our customers' local phone service, domestic long distance and Internet access, exclude taxes, surcharges and fees, calculate the average, and subtract 30 percent. Then we lock in the new low rate on a flat monthly bill. International services will be priced separately. Usage on local and Internet service is unlimited. And a customer can choose to add more long distance usage at very competitive rates."

Teligent can deliver these substantial savings to customers because it is creating its own digital networks to deliver local service to its customers. These networks give the company a substantially lower cost structure than the traditional local telephone companies, or other competitors that use the existing local networks.

With eo magine(TM), Teligent will empower customers to take command of their communications universe.

"Combined with our savings offer, eo magine(TM) will enable customers to budget easily with a flat-rate plan, and give them access to on-line usage information on a daily basis," said Pickle. "We are delivering the communications tools that small and mid-sized businesses need to grow. Teligent enables our customers to focus their time and people on their business - not on their communications bill."

Teligent already has made a big difference in the lives of some of its very first customers.

As Director of Strategic Marketing and Development of United Check Control, Inc., a growing transaction processing firm in Houston, Scott Schultz knows that reliability is critical for data communications. "We do about 75,000 transactions a day through these data lines with Teligent. As we grow, Teligent will be a vital part of our organization," Schultz said.

At Shamrock Publishing, a Houston telemarketing firm, "We need a good, clear connection," said President Joseph Kirby. "With Teligent we get that. And our service has been great."

To let potential customers know how their businesses can benefit from its services, Teligent today kicked off a targeted advertising campaign, directed at small and medium-sized businesses, in newspapers and business publications across the country. The ad copy declares: "Telegraph. Telephone. Teligent." The ad then explains that the first communications company of the 21st Century has arrived today, intending to revolutionize the industry.

The "Telegraph. Telephone. Teligent." message also was unveiled on a new billboard overlooking New York City's Times Square, on buildings along Wilshire Boulevard in Los Angeles and on commuter trains in Chicago. Teligent also became the first company to take over dominant advertising space inside New York City's World Trade Center subway and commuter train station.

Teligent's service offering is supported by a skilled communications workforce that has grown to approximately 1,200 in the past 18 months. Teligent teams now are deployed in 30 markets across the country, building Teligent's local communications networks.

"In each of these markets, we are making significant investments in the community," said Mandl. "We are hiring people, we are creating a state-of-the-art communications infrastructure, and we are, in many cases for the first time, offering a real alternative to the existing copper networks controlled by local telephone monopolies."

Digital SmartWave(TM) technology represents a marriage of proven high-frequency radio transmission equipment with latest advances in point-to-multipoint radio technology, enabling Teligent to increase its local network efficiency and significantly lower network costs.

"We are building tomorrow's networks for today's customers," said Teligent Senior Vice President for Engineering and Operations Keith W. Kaczmarek. "Our state-of-the-art, local facilities will integrate the latest in point-to-multipoint technology with more traditional technology, including point-to-point fixed wireless and broadband wireline."

Instead of digging up streets and punching holes in buildings, Teligent delivers service by installing small antennas on the roofs of customer buildings. When a customer picks up a telephone, turns on a computer or activates a videoconference, the signal travels over inside wiring to the rooftop antenna. The customer building antenna then relays the voice, data or video signals to a Teligent base station antenna.

The base station antenna gathers signals from a cluster of surrounding customer buildings, aggregates the signals and then routes them to a Teligent broadband switching center. At the switching center, Teligent uses ATM (asynchronous transfer mode) switches and data routers along with Nortel DMS 500 switches to hand off the traffic to other networks - the public circuit-switched voice network, the packet-switched Internet, and private data networks.

Digital SmartWave(TM) technology is configured to handle both voice and data traffic with equal ease, ensuring that Teligent can handle today's huge volume of voice traffic and at the same time is prepared for the coming data traffic explosion.

Based in Vienna, Va., Teligent, Inc. (NASDAQ: TGNT) is a full-service, integrated communications company that is offering small and medium-sized business customers lower-cost local, long distance, high-speed data and dedicated Internet services over its Digital SmartWave(TM) local networks in ten major markets. Eventually, Teligent will expand service to 74 major metropolitan areas throughout the United States. Teligent's offerings of regulated services are subject to tariff approval.

For more information, visit the Teligent website at: http://www.teligent.com

Except for any historical information contained herein, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties, including but not limited to economic, key employee, competitive, governmental and technological factors affecting the company's growth, operations, markets, products, services, licenses and other factors discussed in the company's filings with the Securities and Exchange Commission. Actual results may vary materially due to these and other risks and uncertainties.